SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 17, 2005 (August 15, 2005)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2005, the Board of Directors of Dynegy Inc. (“Dynegy” or the “Company”) appointed Stephen A. Furbacher, currently Executive Vice President of Dynegy’s Midstream natural gas business, to the position of President and Chief Operating Officer of Dynegy. Mr. Furbacher’s promotion follows the August 15, 2005 resignation of Power Generation Executive Vice President Alec G. Dreyer. Mr. Furbacher, 57, will oversee the Company’s Power Generation and Midstream operations and will continue to report directly to Bruce A. Williamson, who has resigned as President of Dynegy, but remains as Chief Executive Officer and Chairman of the Board.

Mr. Furbacher served as Executive Vice President of the Company’s Midstream business since September 1996. He joined Dynegy in May 1996, just prior to the Company’s acquisition of Chevron’s midstream business. Before joining Dynegy, he served as President of Warren Petroleum Company, the natural gas liquids division of Chevron U.S.A. He began his career with Chevron Corp. in August 1973 and served in positions of increasing responsibility before being named President of Warren Petroleum Company in July 1994. There is no employment agreement between the Company and Mr. Furbacher. Effective August 15, 2005 Mr. Furbacher’s annual salary was increased to $450,000.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the promotion of Mr. Furbacher is being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed to be incorporated by reference into Dynegy’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing. In addition, this Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

Exhibit No.	Document
99.1	Press Release dated August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: August 17, 2005	By:	/s/ CAROLYN M. CAMPBELL
	Name:	Carolyn M. Campbell
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Document
*99.1	Press Release dated August 17, 2005.

*	Furnished herewith.